Exhibit 4.15

$875,000,000 12.375% Senior Subordinated Notes due 2015

REGISTRATION RIGHTS AGREEMENT

by and among

Realogy Corporation

the subsidiaries of Realogy Corporation parties hereto

and

J.P. Morgan Securities Inc.

Credit Suisse Securities (USA) LLC

Bear, Stearns & Co. Inc.

Citigroup Global Markets Inc.

Barclays Capital Inc.

Calyon Securities (USA) Inc.

Dated as of April 10, 2007

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 10, 2007, by and among Realogy Corporation, a Delaware corporation (the “Company”), the subsidiaries of the Company listed on Schedule A hereto (collectively, the “Guarantors”), J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Barclays Capital Inc. and Calyon Securities (USA) Inc. (collectively, the “Initial Purchasers”), who have agreed to purchase, pursuant to the Purchase Agreement (as defined below), the $875,000,000 12.375% Senior Subordinated Notes due 2015 (the “Initial Notes”) issued by the Company and fully and unconditionally guaranteed by the Guarantors (the “Guarantees”). The Initial Notes and the Guarantees thereof are herein collectively referred to as the “Initial Securities”.

This Agreement is made pursuant to the Purchase Agreement, dated April 5, 2007 (the “Purchase Agreement”), among Domus Acquisition Corp. and the Initial Purchasers and the Joinder to the Purchase Agreement, dated April 10, 2007 (the “Joinder Agreement”), among the Company, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6(i) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: Any additional interest payable with respect to the Transfer Restricted Securities due to an increase in interest rate pursuant to Section 5 hereof.

Advice: As defined in Section 6 hereof.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Delay Period: As defined in Section 6 hereof.

Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Company and the Guarantors under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The 12.375% Senior Subordinated Notes due 2015 of the same series under the Indenture as the Initial Notes and the Guarantees thereof, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Existing Senior Notes: The Company’s $250,000,000 of Floating Rate Notes due 2009, $450,000,000 of 6.15% Senior Notes due 2011 and $500,000,000 of 6.50% Senior Notes due 2016.

Free Writing Prospectus: Any free writing prospectus, as such term is defined in Rule 405 under the Securities Act, relating to any portion of the Securities.

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture dated as of April 10, 2007, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Initial Securities and the Exchange Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement and the Joinder Agreement.

Initial Purchasers: As defined in the preamble hereto.

Initial Securities: As defined in the preamble hereto.

Joinder Agreement: As defined in the preamble hereto.

NASD: National Association of Securities Dealers, Inc.

Other Notes: the Company’s $1,700,000,000 of 10.50% Senior Notes due 2014 and $550,000,000 of 11.00%/11.75% Senior Toggle Notes due 2014 (including any pay-in-kind interest payable thereon in accordance with the Indenture dated April 10, 2007 among the Company, the Guarantors and the Trustee, under which such Notes were issued).

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities: The Exchange Securities and/or any Transfer Restricted Securities registered pursuant to a Shelf Registration Statement.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security is (i) distributed to the public pursuant to Rule 144 under the Securities Act (or successor provision) or by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (ii) otherwise freely transferable by Holders that are not affiliates of the Company pursuant to Rule 144(k) under the Securities Act (or successor provision).

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Trustee: As defined in the definition of Indenture above.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors shall (i) use its commercially reasonable efforts to cause a Registration Statement filed under the Securities Act relating to the Exchange Securities and the Exchange Offer to become effective as promptly as possible (unless it becomes effective automatically upon filing), but in no event later than 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) and (ii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430B under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities and the exchange securities to be issued to holders in exchange for (i) Other Notes, pursuant to registration rights agreements dated the date hereof and (ii) Existing Senior Notes, pursuant to a registration rights agreement dated October 20, 2006, shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days after the date notice of the Exchange Offer is required to be mailed to the Holders.

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 30 Business Days after the date notice of the Exchange Offer is required to be mailed to the Holders or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus (other than by reason of such Holder’s status as an affiliate of the Company) and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then, upon such Holder’s request prior to the 20th day following consummation of the Exchange Offer, the Company and the Guarantors shall:

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) as soon as practicable but in any event on or prior to the later of (x) 90 days after such filing obligation arises (or if such 90th day is not a Business Day, the next succeeding Business Day) and (y) 300 days after the Closing Date (or if such 300th day is not a Business Day, the next succeeding Business Day) (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof (but shall not include any other securities unless approved by a majority of the Holders whose Transfer Restricted Securities are to be covered by such Shelf Registration Statement); and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as possible (unless it becomes effective automatically upon filing), and in any event on or prior to the later of (x) 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) and (y) 180 days after such obligation to file such Shelf Registration Statement arises (or if such 180th day is not a Business Day, the next succeeding Business Day).

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf

Registration Statement). During the period during which the Company and the Guarantors are required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company and the Guarantors will, prior to the expiration of that Shelf Registration Statement, file, and use their commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or amendment or supplement thereto or Free Writing Prospectus. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) any of the Registration Statements required by this Agreement has not been declared effective by the Commission (or become automatically effective) on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (ii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iii) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared or automatically becomes effective (except in the case of a Registration Statement that ceases to be effective or usable as specifically permitted by the last paragraph of Section 6 hereof) (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the earliest of (x) the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, (y) the date on which such Transfer Restricted Security ceases to be a Transfer Restricted Security and (z) the date that is two years after the Closing Date, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities and the accrual of Additional Interest will cease with respect to such Transfer Restricted Security; provided, however, that if, after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. All accrued Additional Interest will be paid by the Company and the Guarantors on each interest payment date to the Holder in the same manner as interest is paid under the Indenture.

Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) a Holder of Transfer Restricted Securities that is not entitled to the benefits of the Shelf Registration Statement (because, e.g., such Holder has not elected to include information or has not timely delivered such information to the Company pursuant to Section 4(b) hereof) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.

All obligations of the Company and the Guarantors set forth in the first paragraph of this Section 5 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration (unless automatically declared effective) to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as is commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities and any Free Writing Prospectus (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers and any Free Writing Prospectus related thereto), each of the Company and the Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by this Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective (unless automatically declared effective) and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the

Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus, any Prospectus supplement, any post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, or of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405 under the Securities Act and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or a notification of objection to the use of the form on which the Registration Statement has been filed or if any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) (A) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement that has requested such copies, if any, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such requesting Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(B) furnish without charge to each of the Initial Purchasers before filing with the Commission, a copy of any Free Writing Prospectus, which will be subject to the consent of the Initial Purchasers, and the Company will not file any such Free Writing Prospectus to which the Initial Purchasers of Transfer Restricted Securities covered by such Registration Statement have not consented (such consent not to be unreasonably withheld, conditioned or delayed);

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement that has requested such documents, if any, and to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, subject to customary confidentiality agreements, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi) make available, subject to customary confidentiality agreements, at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors, and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information, in each case as shall be reasonably necessary to enable any such Holder, underwriter, attorney or accountant to exercise any applicable responsibilities in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer

Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(ix) furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) in the case of the Company, the President or any Vice President and a principal financial or accounting officer and (z) in the case of the Guarantors, the President or any Vice President, in each case, confirming, as of the date thereof, the matters set forth in Section 6(h) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2) if requested by a majority of selling Holders, an opinion, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of (i) counsel for the Company and the Guarantors, covering the matters set forth in the opinion delivered pursuant to Section 6(c) of the Purchase Agreement and (ii) the General Counsel of the Company and the Guarantors, covering matters set forth in the opinion delivered pursuant to Section 6(d) of the Purchase Agreement and such other matters customarily covered in opinions requested in similar offerings, and in each case, including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Shelf Registration Statement, (A) at the date of the opinion and at the time such Shelf Registration Statement or any post-effective amendment thereto became effective and (B) at the applicable time identified by such Holders or managing underwriters, in the case of (A) and (B) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus, and such opinions may be further subject to assumptions and qualifications substantially similar to those set forth in the opinions delivered pursuant to Sections 6(c) and (d) of the Purchase Agreement; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letter delivered pursuant to Section 6(a) of the Purchase Agreement, without exception;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder, such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv) subject to the terms of the Indenture, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the applicable Indenture with printed certificates for such Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with The Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and to use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi) maintain the listing of all Securities covered by the Registration Statement on the PORTALSM Market; and

(xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days (a “Delay Period”) during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided that there shall not be more than 75 days of Delay Periods during any 12-month period; provided further, however, that (except as provided in Section 5(iii) hereof) no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any “qualified independent underwriter”, and one counsel to such person, that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws (including the reasonable fees and disbursements of one counsel to the Holders of Transfer Restricted Securities); (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, one counsel to the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof, if required to so list; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (or any amendment or supplement thereto) or Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability that the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding, and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Holder.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments, actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total price received with respect to the sale of the Initial Securities or Exchange Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such

Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. The Company will not effect any change, or permit any change to occur, in each case, with respect to the terms of the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company or the Guarantors:

Realogy Corporation

One Campus Drive

Parsippany, NJ 07054

Attention: General Counsel

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Telecopier No: 212.872.1002

Attention: Rosa A. Testani, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

REALOGY CORPORATION,

By	/s/ Richard A. Smith
Name:	Richard A. Smith
Title:	President

[Registration Rights Agreement (Senior Subordinated Notes)]

AFS MORTGAGE,
CGRN, INC.,
ERA GENERAL AGENCY CORPORATION,
ERA GENERAL AGENCY OF NEW JERSEY, INC.,
FEDSTATE STRATEGIC CONSULTING, INCORPORATED,
REALOGY FRANCHISE GROUP, INC.,
REALOGY INTELLECTUAL PROPERTY HOLDINGS I, INC.,
REALOGY INTELLECTUAL PROPERTY HOLDINGS II, INC.,
REALOGY OPERATIONS, INC.,
REALOGY SERVICES GROUP LLC,
REALOGY SERVICES VENTURE PARTNER, INC.,

By	/s/ Richard A. Smith
Name:	Richard A. Smith
Title:	President

[Registration Rights Agreement (Senior Subordinated Notes)]

A MARKET PLACE, INC.,
ALPHA REFERRAL NETWORK, INC.,
ASSOCIATED CLIENT REFERRAL CORP.,
ASSOCIATES INVESTMENTS,
ASSOCIATES REALTY NETWORK,
ASSOCIATES REALTY, INC.,
BOB TENDLER REAL ESTATE, INC.,
BURGDORFF REFERRAL ASSOCIATES, INC.,
BURNET REALTY INC. (A MINNESOTA CORPORATION),
BURNET REALTY, INC. (A WISCONSIN CORPORATION),
CAREER DEVELOPMENT CENTER, LLC,
CARTUS CORPORATION,
CARTUS PARTNER CORPORATION,
CENTURY 21 REAL ESTATE LLC,
COLDWELL BANKER KING THOMPSON AUCTION SERVICES, INC.,
COLDWELL BANKER REAL ESTATE CORPORATION,
COLDWELL BANKER REAL ESTATE SERVICES, INC.,
COLDWELL BANKER REAL ESTATE, INC.,
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY,
COLDWELL BANKER RESIDENTIAL BROKERAGE CORPORATION,
COLDWELL BANKER RESIDENTIAL BROKERAGE INSURANCE AGENCY OF MAINE, INC.,
DEWOLFE REALTY AFFILIATES,
COLDWELL BANKER RESIDENTIAL BROKERAGE PARDOE, INC.,
COLDWELL BANKER RESIDENTIAL BROKERAGE, INC.,
COLDWELL BANKER RESIDENTIAL REAL ESTATE SERVICES OF WISCONSIN, INC.,
COLDWELL BANKER RESIDENTIAL REAL ESTATE, INC.,
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK (A CALIFORNIA CORPORATION),
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC. (A PENNSYLVANIA CORPORATION),

By	/s/ Richard A. Smith
Name:	Richard A. Smith
Title:	Chairman

[Registration Rights Agreement (Senior Subordinated Notes)]

COLORADO COMMERCIAL, LLC,
COOK – PONY FARM REAL ESTATE, INC.,
CORCORAN GROUP – BROOKLYN LANDMARK, LLC,
CORCORAN MLS HOLDINGS, LLC,
COTTON REAL ESTATE, INC.,
DEWOLFE RELOCATION SERVICES, INC.,
DOUGLAS AND JEAN BURGDORFF, INC.,
ERA FRANCHISE SYSTEMS, INC.,
FIRST CALIFORNIA ESCROW CORPORATION,
FLORIDA’S PREFERRED SCHOOL OF REAL ESTATE, INC.,
FRED SANDS SCHOOL OF REAL ESTATE,
HILLSHIRE HOUSE, INCORPORATED,
HOME REFERRAL NETWORK INC.,
J.W. RIKER – NORTHERN R.I., INC.,
JACK GAUGHEN, INC.,
KENDALL, POTTER AND MANN, REALTORS, INC.
COSBY-TIPTON REAL ESTATE, INC.,
LMS (DELAWARE) CORP.,
NRT ARIZONA COMMERCIAL, INC.,
NRT ARIZONA EXITO, INC.,
NRT ARIZONA REFERRAL, INC.,
NRT ARIZONA, INC.,
NRT CHICAGO LLC,
NRT COLORADO, INC.,
NRT COLUMBUS, INC.,
NRT COMMERCIAL OHIO INCORPORATED,
NRT COMMERCIAL UTAH, INC.,
NRT COMMERCIAL, INC.,
NRT MID-ATLANTIC, INC.,
NRT MISSOURI REFERRAL NETWORK, INC.,
NRT MISSOURI, INC.,
NRT NEW ENGLAND INCORPORATED,
NRT RELOCATION LLC,
NRT SETTLEMENT SERVICES OF MISSOURI, INC.,
NRT SUNSHINE INC.,
NRT TEXAS REAL ESTATE SERVICES, INC.,
NRT TEXAS, INC.,
NRT THE CONDO STORE INCORPORATED,
NRT UTAH, INC. (A DELAWARE CORPORATION),

By	/s/ Richard A. Smith
Name:	Richard A. Smith
Title:	Chairman

[Registration Rights Agreement (Senior Subordinated Notes)]

PACESETTER NEVADA, INC.,
PACIFIC ACCESS HOLDING COMPANY, LLC,
R.J. YOUNG CO.,
REAL ESTATE REFERRAL, INC.,
REAL ESTATE REFERRALS, INC.,
REAL ESTATE SERVICES, INC.,
REFERRAL ASSOCIATES OF FLORIDA, INC.,
REFERRAL ASSOCIATES OF NEW ENGLAND, INC.,
REFERRAL NETWORK, INC.,
REFERRAL NETWORK, INC. (A FLORIDA CORPORATION),
REFERRAL NETWORK, LLC,
SIGNATURE PROPERTIES, INC.,
SOLEIL FLORIDA CORP.,
SOTHEBY’S INTERNATIONAL REALTY AFFILIATES, INC.,
SOTHEBY’S INTERNATIONAL REALTY, INC.,
ST. JOE REAL ESTATE SERVICES, INC.,
THE CORCORAN GROUP EASTSIDE, INC.,
THE DEWOLFE COMPANIES, INC.,
THE DEWOLFE COMPANY, INC.,
THE FOUR STAR CORP.,
THE MILLER GROUP, INC.,
THE SUNSHINE GROUP LIMITED PARTNERSHIP,
THE SUNSHINE GROUP, LTD.,
TRUST OF NEW ENGLAND, INC.,
VALLEY OF CALIFORNIA, INC.,

By	/s/ Richard A. Smith
Name:	Richard A. Smith
Title:	Chairman

[Registration Rights Agreement (Senior Subordinated Notes)]

ADVANTAGE TITLE & INSURANCE, LLC,
AMERICAN TITLE COMPANY OF HOUSTON,
APEX REAL ESTATE INFORMATION SERVICES LLP,
ATCOH HOLDING COMPANY,
BURNET TITLE OF OHIO, LLC,
BURNET TITLE, INC.,
BURNET TITLE, L.L.C.,
BURROW ESCROW SERVICES, INC.,
CENTRAL FLORIDA TITLE COMPANY,
EQUITY TITLE COMPANY,
EQUITY TITLE MESSENGER SERVICE HOLDING COMPANY,
FRANCHISE SETTLEMENT SERVICES, INC.,
GRAND TITLE, LLC,
GUARDIAN HOLDING COMPANY,
GUARDIAN TITLE AGENCY, LLC,
GUARDIAN TITLE COMPANY,
GULF SOUTH SETTLEMENT SERVICES, LLC,
HICKORY TITLE, LLC,
KEYSTONE CLOSING SERVICES LLC,
LINCOLN SETTLEMENT SERVICES, LLC,
MARKET STREET SETTLEMENT GROUP, INC.,
MID-EXCHANGE, INC.,
MID-STATE ESCROW CORPORATION,
NATIONAL COORDINATION ALLIANCE, INC.,
NRT MID-ATLANTIC TITLE SERVICES, LLC,
NRT SETTLEMENT SERVICES OF TEXAS, INC.,
PATRIOT SETTLEMENT SERVICES, LLC,
PREMIER SETTLEMENT SERVICES, LLC,
PROCESSING SOLUTIONS, INCORPORATED,
ROCKY MOUNTAIN SETTLEMENT SERVICES, LLC,
SECURED LAND TRANSFERS, INC.,
SOUTH LAND TITLE CO., INC.,
SOUTH-LAND TITLE OF MONTGOMERY COUNTY, INC.,

By	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President and Treasurer

[Registration Rights Agreement (Senior Subordinated Notes)]

ST. JOE TITLE SERVICES, INC.,
ST. JOE TITLE SERVICES, LLC,
TAW HOLDING INC.,
TEXAS AMERICAN TITLE COMPANY,
TEXAS AMERICAN TITLE COMPANY OF AUSTIN,
TITLE RESOURCE GROUP AFFILIATES HOLDINGS, INC.,
TITLE RESOURCE GROUP HOLDINGS, INC.,
TITLE RESOURCE GROUP SERVICES CORPORATION,
TITLE RESOURCES INCORPORATED,
WEST COAST ESCROW CLOSING CO.,
WEST COAST ESCROW COMPANY,
WILLIAM ORANGE REALTY, INC.,
ALLMON, TIERNAN & ELY, INC.,
BATJAC REAL ESTATE CORP.,
CHARTER TITLE, LLC,
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES, LTD.,
COLDWELL BANKER CORPORATION,
COLDWELL BANKER PACIFIC PROPERTIES, LTD.,
NRT HAWAII REFERRAL, LLC,
NRT INCORPORATED,
NRT INSURANCE AGENCY, INC.,
NRT NEW YORK, INC.,
ONCOR INTERNATIONAL LLC,
PACIFIC PROPERTIES REFERRALS, INC.,
REALOGY GLOBAL SERVICES, INC.,
SCRANTON ABSTRACT, LLC,
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC,
TBR SETTLEMENT SERVICES, LLC,
TEXAS AMERICAN TITLE COMPANY OF CORPUS CHRISTI,
TITLE RESOURCE GROUP LLC,

By	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President and Treasurer

[Registration Rights Agreement (Senior Subordinated Notes)]

REALOGY FRANCHISE FINANCE, INC.,

By	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	President

[Registration Rights Agreement (Senior Subordinated Notes)]

APEX REAL ESTATE INFORMATION SERVICES, LLC,
C21 TM CORP.,
CB TM CORP.,
ERA TM CORP.,
REALOGY LICENSING, INC.,
SUMMIT ESCROW,
TERRAMAR GUARANTY TITLE & TRUST, INC.,

By	/s/ Joseph J. Huber
Name:	Joseph J. Huber
Title:	Senior Vice President, Tax

[Registration Rights Agreement (Senior Subordinated Notes)]

CDRE TM CORP.,

By	/s/ Joseph J. Huber
Name:	Joseph J. Huber
Title:	Senior Vice President

[Registration Rights Agreement (Senior Subordinated Notes)]

SOTHEBY’S INTERNATIONAL REALTY LICENSEE CORPORATION,

By	/s/ Greg Macres
Name:	Greg Macres
Title:	President

[Registration Rights Agreement (Senior Subordinated Notes)]

FSA MEMBERSHIP SERVICES, LLC,

By	/s/ Michael R. Piccola
Name:	Michael R. Piccola
Title:	Vice President

[Registration Rights Agreement (Senior Subordinated Notes)]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.
CREDIT SUISSE SECURITIES (USA) LLC
BEAR, STEARNS & CO. INC.
CITIGROUP GLOBAL MARKETS INC.
BARCLAYS CAPITAL INC.
CALYON SECURITIES (USA) INC.

By J.P. MORGAN SECURITIES INC., acting on behalf of itself and as a Representative of the several Initial Purchasers,

By	/s/ John Abraham
Name:	John Abraham
Title:	Managing Director

[Registration Rights Agreement (Senior Subordinated Notes)]

Schedule A

Guarantors

Kendall, Potter and Mann, Realtors, Inc.

Burrow Escrow Services, Inc.

Cosby-Tipton Real Estate, Inc.

Associates Realty, Inc.

Fred Sands School of Real Estate

Mid-Exchange, Inc.

West Coast Escrow Company

C21 TM Corp.

Valley of California, Inc.

AFS Mortgage

R.J. Young Co.

Guardian Title Company

Coldwell Banker Residential Brokerage Company

Associates Realty Network

CB TM Corp.

Coldwell Banker Residential Referral Network (a California corporation)

West Coast Escrow Closing Co.

Coldwell Banker Residential Real Estate, Inc.

National Coordination Alliance, Inc.

Coldwell Banker Real Estate Corporation

Summit Escrow

A Market Place, Inc.

Equity Title Company

Realogy Operations, Inc.

ERA TM Corp.

Associates Investments

Realogy Franchise Group, Inc.

Cartus Partner Corporation

Title Resources Incorporated

ERA Franchise Systems, Inc.

Guardian Holding Company

Title Resource Group Affiliates Holdings, Inc.

NRT Settlement Services of Missouri, Inc.

LMS (Delaware) Corp.

Hickory Title, LLC

Keystone Closing Services LLC

NRT The Condo Store Incorporated

Realogy Services Venture Partner, Inc.

St. Joe Title Services, LLC

Realogy Global Services, Inc.

Real Estate Services, Inc.

Realogy Services Group LLC

Charter Title, LLC

Sotheby’s International Realty Referral Company, LLC

Realogy Franchise Finance, Inc.

Equity Title Messenger Service Holding Company

Realogy Licensing, Inc.

CGRN, Inc.

Sotheby’s International Realty Affiliates, Inc.

Sotheby’s International Realty Licensee Corporation

Title Resource Group Services Corporation

Realogy Intellectual Property Holdings I, Inc.

Realogy Intellectual Property Holdings II, Inc.

Coldwell Banker King Thompson Auction Services, Inc.

First California Escrow Corporation

The Sunshine Group Limited Partnership

Patriot Settlement Services, LLC

Cartus Corporation

Coldwell Banker Residential Brokerage Pardoe, Inc.

Franchise Settlement Services, Inc.

FedState Strategic Consulting, Incorporated

Gulf South Settlement Services, LLC

Mid-State Escrow Corporation

Grand Title, LLC

NRT Settlement Services of Texas, Inc.

FSA Membership Services, LLC

NRT Commercial, Inc.

Coldwell Banker Corporation

NRT Relocation LLC

Coldwell Banker Residential Brokerage, Inc.

Pacific Access Holding Company, LLC

Coldwell Banker Residential Brokerage Corporation

Texas American Title Company of Corpus Christi

Scranton Abstract, LLC

NRT Sunshine Inc.

NRT Utah, Inc.

NRT Chicago LLC

CDRE TM Corp.

Advantage Title & Insurance, LLC

Rocky Mountain Settlement Services, LLC

NRT Arizona, Inc.

Corcoran MLS Holdings, LLC

NRT Commercial Utah, Inc.

Premier Settlement Services, LLC

NRT Incorporated

Lincoln Settlement Services, LLC

NRT Columbus, Inc.

Title Resource Group Holdings, Inc.

NRT New York, Inc.

Oncor International LLC

NRT Arizona Commercial, Inc.

NRT Arizona Exito, Inc.

NRT Arizona Referral, Inc.

Title Resource Group LLC

Century 21 Real Estate LLC

NRT New England Incorporated

NRT Hawaii Referral, LLC

Career Development Center, LLC

TBR Settlement Services, LLC

Batjac Real Estate Corp.

The Sunshine Group, Ltd.

Cook-Pony Farm Real Estate, Inc.

Corcoran Group – Brooklyn Landmark, LLC

The Corcoran Group Eastside, Inc.

Alpha Referral Network, Inc.

TAW Holding Inc.

NRT Texas, Inc.

Texas American Title Company of Austin

South Land Title Co., Inc.

ATCOH Holding Company

Referral Network Inc.

Processing Solutions, Incorporated

South-Land Title of Montgomery County, Inc.

Texas American Title Company

NRT Texas Real Estate Services, Inc.

American Title Company of Houston

Colorado Commercial, LLC

Guardian Title Agency, LLC

Referral Network, LLC

NRT Colorado, Inc.

Bob Tendler Real Estate, Inc.

William Orange Realty, Inc.

Real Estate Referral, Inc.

Hillshire House, Incorporated

The Four Star Corp.

Signature Properties, Inc.

Soleil Florida Corp.

Central Florida Title Company

Terramar Guaranty Title & Trust, Inc.

Florida’s Preferred School of Real Estate, Inc.

Referral Network, Inc. (a Florida corporation)

St. Joe Title Services, Inc.

St Joe Real Estate Services, Inc.

Referral Associates of Florida, Inc.

Allmon, Tiernan & Ely, Inc.

Pacific Properties Referrals, Inc.

Coldwell Banker Pacific Properties, Ltd.

Coldwell Banker Commercial Pacific Properties, Ltd.

Coldwell Banker Residential Brokerage Insurance Agency of Maine, Inc.

Dewolfe Realty Affiliates

The Miller Group, Inc.

NRT Mid-Atlantic, Inc.

Real Estate Referrals, Inc.

NRT Mid-Atlantic Title Services, LLC

NRT Insurance Agency, Inc.

Trust of New England, Inc.

Referral Associates of New England, Inc.

DeWolfe Relocation Services, Inc.

Cotton Real Estate, Inc.

The DeWolfe Company, Inc.

The DeWolfe Companies, Inc.

Sotheby’s International Realty, Inc.

Burnet Title, Inc.

Burnet Realty Inc. (a Minnesota corporation)

Home Referral Network, Inc.

Burnet Title, LLC

NRT Missouri, Inc.

ERA General Agency Corporation

NRT Missouri Referral Network, Inc.

Pacesetter Nevada, Inc.

Market Street Settlement Group, Inc.

ERA General Agency of New Jersey, Inc.

Coldwell Banker Real Estate Services, Inc.

Burgdorff Referral Associates, Inc.

Douglas and Jean Burgdorff, Inc.

Burnet Title of Ohio, LLC

NRT Commercial Ohio Incorporated

Secured Land Transfers, Inc.

Jack Gaughen, Inc.

Associated Client Referral Corp.

APEX Real Estate Information Services, LLC

APEX Real Estate Information Services LLP

Coldwell Banker Real Estate, Inc.

Coldwell Banker Residential Referral Network, Inc. (a Pennsylvania corporation)

J.W. Riker – Northern R.I., Inc.

Burnet Realty, Inc. (a Wisconsin corporation)

Coldwell Banker Residential Real Estate Services of Wisconsin, Inc.